                                                                    EXHIBIT 99.5

                            UNITED STATES STEEL LLC
                              to be converted into
                        UNITED STATES STEEL CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                                FOR EXCHANGE OF
                       6.75% CONVERTIBLE QUARTERLY INCOME
             PREFERRED SECURITIES (QUIPS SM) OF USX CAPITAL TRUST I

   This Notice of Guaranteed Delivery ("Notice") relates to the offers (the "Exchange Offers") of United States Steel LLC, to be converted into United States Steel Corporation ("United States Steel"), to exchange up to an aggregate principal amount of $365 million of 10% Senior Quarterly Income Debt Securities due 2031 ("10% SQUIDS") of United States Steel for an equal face amount of 6.50% Cumulative Convertible Preferred Stock of USX Corporation ("6.50% Preferred Stock"), 6.75% Convertible Quarterly Income Preferred Securities (QUIPS SM) of USX Capital Trust I ("6.75% QUIPS"), and 8.75% Cumulative Monthly Income Preferred Shares, Series A (MIPS(R)), of USX Capital LLC ("8.75% MIPS"). You must use this Notice, or one substantially equivalent to this form, to tender your 6.75% QUIPS in the Exchange Offers if the procedures for book-entry transfer of your 6.75% QUIPS cannot be completed on or prior to December 7, 2001 (or any such later date to which the Exchange Offers may be extended, the "Expiration Date"). This Notice may be delivered by hand, overnight courier or mail, or transmitted via facsimile, to The Bank of New York (the "Exchange Agent") and must be received by the Exchange Agent prior to the Expiration Date from an Eligible Guarantor Institution (as defined on the last page hereof). In order to utilize the guaranteed delivery procedure to tender 6.75% QUIPS pursuant to the Exchange Offers, (a) you must guarantee that the procedures for book-entry transfer of your 6.75% QUIPS will be completed, and that the Exchange Agent will receive an agent's message or a properly completed, dated and duly executed Letter of Transmittal relating to your 6.75% QUIPS (or facsimile thereof), with any required signature guarantees, in each case, within two New York Stock Exchange trading days after the date of execution of this Notice, and (b) the Exchange Agent must actually receive a book-entry transfer of your 6.75% QUIPS into the account of the Exchange Agent at DTC, together with an agent's message or a properly completed, dated and duly executed Letter of Transmittal (or facsimile thereof), within two New York Stock Exchange trading days after the date of execution of this Notice. Capitalized terms not defined herein have the meanings assigned to them in the prospectus of United States Steel dated November 5, 2001 relating to the Exchange Offers (as may be amended or supplemented from time to time, the "Prospectus").

                 The Exchange Agent For The Exchange Offers Is:

                              The Bank of New York

  By Hand and Overnight     By Registered or           By Facsimile (Eligible
        Courier:            Certified Mail:              Institutions only):

     20 Broad Street            20 Broad Street            (914) 773-5015
  Corp. Trust Services       Corp. Trust Services          (914) 773-5025
         Window                     Window
New York, New York 10286   New York, New York 10286   To Confirm by Telephone:
  Attn: Reorganization       Attn: Reorganization
          Unit                       Unit                  (914) 773-5735

   DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tenders to United States Steel, upon the terms and subject to the conditions set forth in the Prospectus dated November 5, 2001 (as may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate face amount of 6.75% QUIPS set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offers--Procedures for Tendering--Guaranteed Delivery" on page 34.


 Aggregate Face Amount of 6.75%
 QUIPS

 Tendered: _______________________

 Name(s) of Registered

 Holder(s): ______________________

 Name of Eligible Guarantor
 Institution Guaranteeing
 Delivery:

 ---------------------------------

 Provide the following
 information for 6.75% QUIPS to
 be tendered by book-entry
 transfer:

 Name of Tendering Institution:

 ---------------------------------

 DTC Account Number: _____________

 All authority herein conferred
 or agreed to be conferred shall
 survive the death or incapacity
 of the undersigned and every
 obligation of the undersigned
 hereunder shall be binding upon
 the heirs, personal
 representatives, successors and
 assigns of the undersigned.



         PLEASE SIGN HERE

 X _______________________________

 X _______________________________
   Signature(s) of Owner(s)    Date
   or Authorized Signatory

 ---------------------------------
  Area Code and Telephone Number

 Must be signed by the holder(s)
 of the 6.75% QUIPS as their
 name(s) appear(s) on a security
 position listing, or by
 person(s) authorized to become
 registered holder(s) by
 endorsement and documents
 transmitted with this Notice of
 Guaranteed Delivery. If
 signature is by a trustee,
 executor, administrator,
 guardian, attorney-in-fact,
 officer or other person acting
 in a fiduciary or representative
 capacity, such person must set
 forth his or her full title
 below. Please print name(s) and
 address(es).

 Name(s): ________________________

 ---------------------------------

 Capacity: _______________________

 Address(es): ____________________

 ---------------------------------

                                   GUARANTEE

                    (Not To Be Used For Signature Guarantee)

    The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "Eligible Guarantor Institution," which definition includes: (i) Banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Act; (iii) Credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) National securities exchanges, registered securities associations, and clearing agencies, as those terms are used under the Act; and (v) Savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act), hereby guarantees to deliver to the Exchange Agent, by book-entry transfer, the 6.75% QUIPS tendered hereby to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with an agent's message or one or more properly completed, dated and duly executed Letter(s) of Transmittal (or facsimile thereof), with any signature guarantees and any other required documents within two New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

    The undersigned acknowledges that it must deliver, by book-entry transfer into the account of the Exchange Agent at DTC, the 6.75% QUIPS tendered hereby, together with an agent's message or Letter(s) of Transmittal (or facsimile thereof), and any other required documents, to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                             (Please Type or Print)


 -----------------------------------     -----------------------------------
            (Firm Name)

                                               (Authorized Signature)

 -----------------------------------     -----------------------------------
          (Firm Address)                               (Title)

                                         -----------------------------------

 -----------------------------------                   (Date)

 -----------------------------------
 (Area Code and Telephone Number)


                                       3